Exhibit 4.8.51 - Self-Control Components - Butterfly Valve - VKF Series

SIEMENS	4136

Butterfly Valve
PN6, PN10, PN16	VKF46…

The butterfly valve is appropriate between inverse flanges
●	Rated pressure of PN6, PN10 and PN16
●	Be applicable between PN6, PN10 or PN16 inverse flanges, and comply with ISO 7005 Standard
●	Refer to DIN3230 Standard strictly, and pass the bubble verification
●	Valve body: ductile cast iron GG-25
●	Ethylene-propylene-diene rubber inner layer and stainless steel disc (pipe diameter DN40…DN200) or nickel-plated steel disc (pipe diameter DN250…DN400)
●	Nominal diameter: DN40…DN400
●	Flow rate: kvs 50…14,500m3/h
●	Rotation angle: 90°
●	Actuator flange complies with EN12116/ISO5211 Standard
●	Maintenance is not required.
●	Can be installed with the ASK46…series of hand operated regulator together
●	Can be installed with SQL35.00 or SQL85.00 (DN40 to DN125) or SQL36E60 and SQL36E100 (DN150 to DN400) electronic actuator together

CN1N4136cn	Siemens Building Technologies

06.2003	HVAC Products

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

Application
Be applicable in heating system and heating, ventilating and air conditioning system as the electrically operated or hand operated control valve or stop valve
-	Open system or closed system
-	Two-position control (open/closed)
-	Regulation and control
-	Boiler program system
-	Open or close the heat exchanger water current
-	Open or close the water current of components of complete set of equipment
Media

Media	Temperature
Cooling water, drinking water Low temperature hot water/ domestic water Brine Softened water Anti-freezing water	–15 ... 120 °C
Air

Working pressure	The maximum value is 1600 kPa (16 bar)

Model

Model	DN [mm]	Kvs value [m3/h ]	△Pmax. [kPa] 1)	Actuator flange EN12116
VKF46.40	40	50	1600	F04
VKF46.50	50	85
VKF46.65	65	215
VKF46.80	80	420		F05
VKF46.100	100	800	1000
VKF46.125	125	1010	800
VKF46.150	150	2100	1200	F07
VKF46.200	200	4000	400
VKF46.250	250	6400	1000	F10
VKF46.300	300	8500	600
VKF46.350	350	11,500	300
VKF46.400	400	14,500	200

DN	Nominal diameter
Kvs	Rated water current, comply with VDI 2176 Standard
△Pmax.	The maximum allowable differential pressure of both ends of valve, when the valve is closed
1)	100 kPa=1 bar ≈10 m w.g.

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

Order
Valve, actuator and assembly accessories shall be ordered separately.
Please describe the quantity, product name and model code when ordering.
For example: a VKF46.50 butterfly valve, a SQL35.00 actuator and an ASK35.1 mounting appliance

Transportation Valves, actuators and mounting appliance shall be packaged separately.
Compatibility
VKF46…series of butterfly valves are compatible with Siemens Building Technologies ASK46…series of hand operated regulator and SQL35/85… series and SQL36E…series of electronic actuators.

Valve	DN [mm]	Actuator flange EN12116	Hand operated regulator ASK46…	Mounting appliance ASK35…	Electronic actuator
					SQL35/85… 40 Nm	SQL36E60… 100 Nm △Pmax. [kPa]	SQL36E100… 400 Nm
VKF46.40	40	F04	ASK46.1	ASK35.1	1600
VKF46.50	50
VKF46.65	65
VKF46.80	80	F05	ASK46.2	ASK35.2
VKF46.100	100				1000
VKF46.125	125				800
VKF46.150	150	F07	ASK46.3			1200
VKF46.200	200					400
VKF46.250	250	F10	ASK46.4				1000
VKF46.300	300						600
VKF46.350	350						300
VKF46.400	400						200

Mechanical design
Butterfly valve
Ring structure, with a cast-iron framework of ethylene-propylene-diene rubber inner layer.
The valve has a disc that can rotate fully. It is applicable to air-tight seal, and complies with DIN 3230 Standard.
The valve disc and shaft from DN40 to DN200 are made of stainless steel, and the valve disc exceeding DN250 is made of nickel-plated steel, and the shaft is sealed with a double O-ring.
Meanwhile, the inner layer is also used to seal the flange. In this way, there is no any contact between media and framework.

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

The position of valve disc is indicated with the notch that passes the front of shaft.

Hand operated regulator	The position that can be locked is 0 and 90°; meanwhile, make precision positioning with the increment of 6°.
ASK46.1	- Dew-point locking
ASK46.2	Simple installation
ASK46.3	Attached with the Instructions
Material: plastic (ASK46.1 and ASK46.2)
Die-cast aluminum (ASK46.3)

ASK46.4	The hand operated turbine can be converted between 0 and 90°infinitely.
-Automatic locking
-Position display
-Dew-point locking
Simple installation
Attached with the Instruction
Material: die-cast aluminum

Disposal	Before discarding, disassemble the valves, and classify them in terms of material types.

Model selection
Flow rate graph

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

V100= flow rate. The unit is m3/h (cubic meter per hour)

1 m3/h = 0.278 kg/s (when the water is 20℃)

100 kPa = 1 bar ≈10 m w.g.

Flow characteristics

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

Engineering
VKF46… series of butterfly valves can provide water current at any direction

Mounting
Instruction for Mounting and valves, as well as hand operated regulator or electronic actuator are attached together.

Direction

Allowed	Forbidden

Maintenance
VKF46…series of butterfly valves do not need maintenance.
Warning	Before repairing the valve, actuator and/or mounting appliance, the following sequence must be complied with:

Turn off the water pump and cut off the water pump power source; close the stop valve in the pipeline, release the pressure of pipeline and cool the pipeline totally; if necessary, remove the electrical wiring from connection terminal. Before re-debugging the valve, it is required to mount the hand operated regulator or actuator correctly.

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

Guarantee

All clauses in the Siemens Building Technologies’ guarantee are invalid for the actuators of other manufacturers. The listed data, including Δpmax, leakage rate, noise and lifetime are only applicable to the SQL…series of actuator of Siemens Building Technologies included in the “Compatibility”.

Technical data
Working data	PN (pressure grade)	PN6, PN10, PN16
	Characteristics	Equal percentage
	Leakage	Air-tight seal conforms to DIN 3230 Standard
	Flange connection	PN6, PN10 and PN16 comply with ISO7005 Standard
	Total length	EN558, series 20
Mounting flange of electronic or hand operated regulation
Comply with EN12116 / ISO5211 Standard

	Rotation angle	90°

Material	Valve body	Ductile cast iron GG-25
	Shaft	Stainless steel
	Valve disc DN40…DN200	Stainless steel
	DN250…DN400	Nickel-plated steel
	Hand operated regulator	Plastic/die-cast aluminum
	Inner layer	Ethylene-propylene-diene rubber
Dimension/weight	Dimension	Refer to the form Dimension
	Weight	Refer to the form Dimension

Dimension
Unit of dimension: mm

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

     A  The corresponding total length conforms to EN558, series 20
     H  The total height of valve from the center line of water pipe

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

* The dimension of actuator connection from the center line of water pipe

Total height of valve and actuator	=	valve mounting height that starts from the center line of water pipe
	+	mounting height of SQL35/85…series of actuator including ASK35…series of mounting appliance = 168 mm (DN40…DN125)
	+	mounting height of SQL36E60…series of actuator = 158 mm (DN150…DN200)
	+	mounting height of SQL36E100…series of actuator = 228 mm (DN250…DN400)
	+	minimum mounting space of mounting, connecting and operation, or the minimum distance required by maintenance to the ceiling or wall (>200mm)

ASK46.1
ASK46.2
ASK46.3

Model	DN [mm]	A	B	C	D ∮	X □	Y	Weight [kg]
ASK46.1	40…65	155	68,5	67,5	5,5	11	42	0.11
ASK46.2	80…125	195	79,5	72,5	6,5	14	50	0.16
ASK46.3	150…200	276	98	90	9,0	17	70	0.50

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003

ASK46.4

Model	DN [mm]	A	B	C ∮	D	E	F	G	H	I	J	X □	Z	Weight [kg]
ASK46.4	250…400	252	67	200	129	60	29	137	150	60	62	22	100	3.38

Siemens Building Technologies PN6, PN10, PN16	CN1N4136cn
HVAC Products	06.2003